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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

CROSSTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	52-2235832 (I.R.S. employer identification number)
2501 Cedar Springs, Suite 600 Dallas, Texas (Address of principal executive offices)	75201 (Zip Code)
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act Registration Statement File Number to which this Form Relates:        333-110095.

Securities to be registered pursuant to Section 12(b) of the Act:

None.
(Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $.01 per share	NASDAQ National Market

Item 1. Description of Registrant's Securities to be Registered.

        A description of the Common Stock, par value $.01 per share, of Crosstex Energy, Inc. is set forth under the caption "Description of Our Capital Stock—Common Stock" in Crosstex Energy, Inc.'s Registration Statement on Form S-1 (File No. 333-110095) filed with the Securities and Exchange Commission on October 30, 2003, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1993 (the "Form S-1 Registration Statement"), which description is incorporated in this Item 1 by reference.

Item 2. Exhibits.

1.
Form of Restated Certificate of Incorporation of Crosstex Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement)

2.
Form of Restated Bylaws of Crosstex Energy, Inc. (incorporated by reference to Exhibit 3.2 to the Form S-1 Registration Statement)

3.
Specimen Certificate representing shares of common stock (incorporated by reference to Exhibit 4.1 to Form S-1 Registration Statement)

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CROSSTEX ENERGY, INC.
By:	/s/ WILLIAM W. DAVIS William W. Davis Senior Vice President and Chief Financial Officer

Date:    December 31, 2003

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE